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                                                                     EXHIBIT 8.1

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               ONE NEW YORK PLAZA
                         NEW YORK, NEW YORK  10004-1980
                                  212-859-8000
                                FAX 212-859-4000

                                                            WRITER'S DIRECT LINE

July 10, 1996                                                       212-859-8171
                                                            (FAX:  212-859-8588)
Countrywide Home Loans, Inc.
Countrywide Credit Industries, Inc.
155 North Lake Avenue
Pasadena, California  91101

Ladies and Gentlemen:

          We have acted as your special counsel in connection with the
Prospectus and Prospectus Supplement dated     , 1996 (the "Prospectus
Supplement") pertaining to your Registration Statement on Form S-3 (File Nos. 333-3835 and 333-3835-01) and your Registration Statement on Form S-3 (File
Nos. 33-59559 and 33-59559-01) (collectively, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed today with the Securities and Exchange Commission, with respect to the public offering of Medium Term Notes, Series E, of Countrywide Home Loans, Inc. (the "Notes").

          We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Prospectus Supplement captioned "Certain Federal Income Tax Considerations" reflect our opinion regarding the material federal income tax consequences of the purchase, ownership, and disposition of the Notes. No opinion is expressed on matters other than those specifically referred to herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
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Countrywide Home Loans, Inc.           2                           July 10, 1996

          The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                       Very truly yours,

                         FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                         By:               /s/ Lee S. Parker
                              -----------------------------------------------
                                               Lee S. Parker